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                                                                     Exhibit 5.1



                      [Letterhead of Mayer, Brown & Platt]





                                                  April ___, 2000



Broadview Networks Holdings, Inc.
45-18 Court Square, Suite 300
Long Island City, New York 11101


                  Re:      Registration Statement on Form S-1
                           File No. 333-96391
                           ---------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Broadview Networks Holdings, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-1 (File No. 333-96391) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, covering an aggregate of 8,050,000 shares (the "Shares") of the Company's Common Stock, par value $0.01 per share, including Shares which may be offered and sold upon the exercise of an over-allotment option granted to the underwriters. Pursuant to an underwriting agreement between the Company and the underwriters named therein, in substantially the form filed as Exhibit 1.1 to the Registration Statement (the "Underwriting Agreement"), the Company will issue and sell up to 8,050,000 Shares to such underwriters for public offering and sale.

         In connection therewith, we have examined and relied upon copies of the Company's Articles of Incorporation, as amended to date, the Company's By-Laws, as amended to date, the Registration Statement, relevant resolutions of the Board of Directors and shareholders of the Company, and such other documents and instruments as we have deemed necessary for the
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Broadview Networks Holdings, Inc.
April __, 2000
Page 2

purposes of this opinion. In that examination, we have assumed the genuineness of all signatures, the authenticity of all documents purporting to be originals, and the conformity to the originals of all documents purporting to be copies.

         Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and sold in accordance with the terms set forth in the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, the rules and regulations of the Commission promulgated thereunder, or Item 509 of Regulation S-K.

                                        Very truly yours,



                                        MAYER, BROWN & PLATT